UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2020

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	TWI	New York Stock Exchange

Item 8.01 OTHER EVENTS

On June 29, 2020, Titan International, Inc. (the “Company”), through one of its wholly-owned subsidiaries, completed the sale of all of its remaining shares of Wheels India Limited (“Wheels India”) in on-market trades on the National Stock Exchange of India Ltd. As a result of the sale, the Company no longer has an indirect ownership interest in Wheels India. Prior to the sale, the Company’s indirect ownership interest in Wheels India was approximately 15% of the outstanding shares of Wheels India. The Company received net proceeds from the on-market trades of approximately $17.7 million, net of charges, discounts and commissions, which the Company expects to use to pay down outstanding indebtedness.
In addition, the Company previously completed the sale of approximately 5% of the outstanding shares of Wheels India on June 4, 2020. The Company received net proceeds from the on-market trades of approximately $6.6 million, net of charges, discounts and commissions, which were used to pay down outstanding indebtedness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	July 2, 2020	By:	/s/ MICHAEL G. TROYANOVICH
Michael G. Troyanovich
Secretary and General Counsel